As filed with the Securities and Exchange
                         Commission on August 14, 2000.
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                  CARDIA, INC.
             (Exact name of registrant as specified in its charter)
             MINNESOTA                                  41-1923885
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)
                              13770 FRONTIER COURT
                         BURNSVILLE, MINNESOTA 5533-4720
              (Address of Principal Executive Offices and Zip Code)
                          ----------------------------

                                  CARDIA, INC.
                        1999 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                          ----------------------------

                                JOSEPH A. MARINO
                             CHIEF EXECUTIVE OFFICER
                                  CARDIA, INC.
                              13770 FRONTIER COURT
                        BURNSVILLE, MINNESOTA 55337-4720
                            TELEPHONE: (612) 997-2100
 (Name, address and telephone number, including area code, of agent for service)

                                    COPY TO:
                              Patrick Delaney, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402
                                 (612) 371-3211
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
               TITLE OF                      Amount          Proposed Maximum        Proposed Maximum             Amount
            EACH CLASS OF                    to be            Offering Price        Aggregate Offering        of Registration
     SECURITIES TO BE REGISTERED           Registered          Per Share(1)              Price(1)                 Fee(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $0.01 per share      200,000               $1.10                 $220,000                 $58.08
=================================================================================================================================

(1) Estimated for purposes of determining the registration fee pursuant to Rule 457(h). Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the highest price at which outstanding options granted under the Cardia, Inc. 1999 Omnibus Stock Incentive Plan may be exercised, which exceeds the book value of the Company's Common Stock on June 30, 2000.

                                     PART I

          Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II
Item 3.   Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1999, as amended by Form 10-KSB/A.

          (b) The Quarterly Report of the Company on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

          (c) The description of the Company's Common Stock a set forth in the Company's Form SB-2/A Registration Statement (Registration No. 333-68167), filed with the Commission on February 10, 1999 and as set forth in the Company's Form S-4 Registration Statement (Registration No. 333-84875), filed with the Commission on August 10, 1999, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities.
---------------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
----------------------------------------------

          Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of shares being registered hereby. Patrick Delaney, a partner at Lindquist & Vennum, P.L.L.P., is the Secretary and a holder of Common Stock and options to acquire Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers.
-------------------------------------------------

          Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Registrant's Bylaws provide for indemnification of officers, directors and employees to the fullest extent provided by the Minnesota Business Corporation Act, as it may be amended from time to time.

          As permitted by Section 302A.251 of the Minnesota Business Corporation Act, the Articles of Incorporation of the Registrant eliminate the liability of the directors of the Registrant for monetary damages arising from any breach of fiduciary duties as a member of the Registrant's Board of Directors, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which a director derived an improper personal benefit; or (v) for any act or omission that occurred prior to the adoption of these provisions in the Registrant's Articles of Incorporation.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.
-------------------------------------------

          Not applicable.

Item 8.   Exhibits.
----------------

          Exhibit
          -------

          4.1 Cardia, Inc. 1999 Omnibus Stock Incentive Plan

          5.1 Opinion of Lindquist & Vennum P.L.L.P.

          23.1 Consent of Lindquist & Vennum P.L.L.P. (include in Exhibit 5.1)

          23.2 Consent of Grant Thornton LLP

          23.3 Consent of PricewaterhouseCoopers LLP

          24.1 Power of Attorney (included on signature page)

Item 9.   Undertakings.
----------------------

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effectiv amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or an material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville, State of Minnesota, on August 11, 2000.

                     CARDIA, INC.


                     By: /s/ Joseph A. Marino
                     -----------------------------------------------------------
                     Joseph A. Marino, Chief Executive Officer,
                     President, Treasurer and Chairman of the Board of Directors

                                POWER OF ATTORNEY

         The undersigned officers and directors of Cardia, Inc. hereby constitute and appoint Joseph A. Marino with power to act, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on August 11, 2000 in the capacities indicated.

Signature                                           Title
---------                                           -----


/s/ Joseph A. Marino           Chief Executive Officer, President, Treasurer and
--------------------           Chairman of the Board of Directors and Director
Joseph A. Marino               (principal executive and principal financial
                               and accounting officer)

/s/ Thomas E. Brust            Director
-------------------
Thomas E. Brust

/s/ Christopher J. Turnbull    Director
---------------------------
Christopher J. Turnbull
                                       5